Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

NEWSTAR FINANCIAL, INC.

(a Delaware corporation)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of NewStar Financial, Inc. (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (as so amended and/or restated, the “Certificate of Incorporation”).

Section 2. Other Offices. The Corporation’s Board of Directors (the “Board of Directors”) may at any time establish other offices at any place or places where the Corporation is qualified to do business or as the business of the Corporation may require.

ARTICLE II

CORPORATE SEAL

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 1. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of such designation or determination, stockholders’ meetings shall be held at the principal executive offices of the Corporation.

Section 2. Annual Meeting.

(a) The annual meeting of the stockholders of the Corporation, for the purpose of election of Directors and for the transaction of such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

(b) At an annual meeting of the stockholders, notwithstanding anything in these Bylaws to the contrary, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be received at the Corporation’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date that the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days before or more than 60 days after such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the date of the annual meeting is publicly announced by the Corporation. “Public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service,

Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the 1934 Act, in his, her or its capacity as a proponent to a stockholder proposal. The foregoing requirements shall be in addition to and shall not derogate from any requirements of regulations promulgated under the 1934 Act in order for a stockholder to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for a stockholder’s meeting. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c) Subject to any applicable provisions of the Certificate of Incorporation, and notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as Directors by the stockholders. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Article III, Section 2. Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which each nomination is to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Article III, Section 2. At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

Section 3. Special Meetings.

(a) Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by the persons specified in Article V of the Certificate of Incorporation and shall be held at such place, on such date and at such time as the Board of Directors shall fix.

(b) If a special meeting is called by the stockholders of the Corporation as provided in Article V of the Certificate of Incorporation, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than twenty (20) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the Secretary shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Article III, Section 4 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Chairman of the Board of Directors or the Board of Directors may be held.

Section 4. Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting, such notice to specify the place, if any, the date and hour, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meetings and the purpose or purposes of the meeting. Notice of the time, place, means of remote communication and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his, her or its attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 5. Quorum. At all meetings of stockholders, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority in voting power of the outstanding shares of stock entitled to vote thereat shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote at any meeting at which a quorum is present shall be valid and binding upon the Corporation; provided, however, that Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Where a separate vote by a class or series is required, the holders of a majority of the outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority in voting power of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or series.

Section 6. Adjournment and Notice of Adjourned Meetings. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned for any reason from time to time either by the chairman of the meeting or by the holders of a majority in voting power of the shares of stock presented or represented thereat. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, date and place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided herein, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his or her duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. All elections of Directors shall be by written ballot.

Section 8. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during regular business hours at the principal executive offices of the Corporation. The list shall be produced and kept open at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 9. Organization.

(a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, the President, or if the President is absent, the most senior Vice President present, or in the absence of any such officer, a chairman of the meeting chosen by a majority in voting power of the shares of stock entitled to vote thereat, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary or in the absence of the Secretary and an Assistant Secretary, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

(b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 1. Number and Term of Office. The number of Directors of the Corporation shall be fixed from time to time in the manner provided by Article VI of the Certificate of Incorporation. The term of office of the Directors of the Corporation shall be as provided in Article VI of the Certificate of Incorporation. If for any cause, the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose.

Section 2. Vacancies. Vacancies on the Board of Directors shall be filled in the manner provided by Article VI of the Certificate of Incorporation.

Section 3. Resignation. Any Director may resign at any time by delivering his or her resignation to the Corporation, which resignation may specify whether it will be effective at a particular time, upon receipt by the Corporation, or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 4. Removal. The Board of Directors, or any individual Director, may be removed from office at any time in the manner provided by Article VI of the Certificate of Incorporation.

Section 5. Meetings.

(a)	Place of Meetings. The Board may hold regular and special meetings either within or outside the State of Delaware.

(b) Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(c) Annual Meeting. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders or any special meeting of the stockholders at which Directors are elected.

(d) Regular Meetings. Regular meetings of the Board of Directors may be held without call or formal notice at such times and places either within or without the State of Delaware as shall from time to time be determined by the Board of Directors.

(e) Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, a President, the Secretary or any two of the Directors. Reasonable notice of the time and place of all special meetings of the Board of Directors shall be given by, or by a person designated by, the Secretary, the person or persons calling the meeting, or the Board of Directors; provided that it shall in any case be sufficient to send notice by first class mail at lease seventy-two hours, or by electronic transmission at least twenty-four hours before the meeting, addressed to such director at his or her usual or last known business or home address. Notice of a special meeting need not state the purpose of such meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(g) Organization. At every meeting of the Board of Directors, the Chairman of the Board of Directors or, in his or her absence, a chairman of the meeting chosen by a majority of the Directors present, shall preside. The Secretary, or in his or her absence, an Assistant Secretary or in the absence of the Secretary and an Assistant Secretary, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

Section 6. Quorum and Voting.

(a) A majority of the total number of directors shall constitute a quorum, except that when a vacancy or vacancies exist in the Board of Directors, a majority of the directors then in office (but not less than one third of the total number of the directors) shall constitute a quorum. A majority of the directors present, whether or not a quorum is present may adjourn any meeting from time to time.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 7. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or copies of the electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee thereof.

Section 8. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors or a committee of Directors thereunto authorized. Any Director may serve the Corporation in any other capacity, as an officer, agent, employee, or otherwise and may receive compensation therefor.

Section 9. Committees.

(a) The Board of Directors may, by resolution or resolutions passed by majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

(b) Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it.

(c) A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Each committee shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request.

ARTICLE V

OFFICERS

Section 1. Officers Designated. The officers of the Corporation shall include, if and when designated by the Board of Directors, a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law.

Section 2. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors. Any officer may be removed from office at any time, with or without cause by action of the Board of Directors in office at the time, or by any committee or superior officers authorized thereunto.

(b) Duties of Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors.

(c) Duties of President and Vice Presidents. The President and Vice Presidents shall perform such duties commonly incident to their respective offices and such other duties, and shall have such powers, as the Board of Directors shall designate from time to time. The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant.

(d) Duties of Treasurer and Assistant Treasurer. The Treasurer shall, subject to the control of the Board of Directors, have the custody of all funds and securities of the Corporation, and shall perform such duties and have such powers, as are commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. Unless otherwise designated by the Board of Directors, the Treasurer shall be the chief financial officer of the Corporation. Each Assistant Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

(e) Duties of Secretary and Assistant Secretaries. The Secretary shall maintain records of all acts and proceedings of the stockholders and of the Board of Directors and shall perform such duties given to him or her in these Bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. Any Assistant Secretary shall assume and perform the duties of the Secretary in the absence or disability of the Secretary and shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

Section 3. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4. Resignations. Any officer may resign at any time by giving notice to the Corporation. Any such resignation may specify whether it will be effective at a particular time, upon receipt by the President or the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS

AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 1. Execution of Corporate Instruments. Unless otherwise determined by resolution of the Board of Directors or, in the case of can officer, as limited by a superior officer, the Chief Executive Officer, the President, and Vice President, the Secretary or the Treasurer shall have power to execute and deliver on behalf and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, including deeds, contracts, mortgages, bonds, notes, debentures, checks, drafts and other orders for the payment of money. In addition, the Board of Directors, the Chief Executive Officer, the President, each Vice President, the Treasurer and the Secretary may expressly delegate his or her such powers to any other officer or agent of the corporation.

Section 2. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 1. Form and Execution of Certificates. There may be issued to each holder of fully paid shares of the capital stock of the Corporation a certificate or certificates for such shares; however, the Corporation may issue uncertificated shares of its capital stock. Every holder of shares of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, or the Chief Executive Officer, or the President or any Vice President and by the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, representing the number of shares registered in certificate form. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his, her or its legal representative, to advertise the same in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 3. Transfers.

(a) Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 4. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

DIVIDENDS

Section 1. Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, at the sole discretion of the Board of Directors.

Section 2. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE X

INDEMNIFICATION

The Corporation shall have power to indemnify its Directors, executive officers, other officers, employees and other agents as set forth in the Certificate of Incorporation and the DGCL.

ARTICLE XI

NOTICES

Section 1. Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing and either deposited in the United States mail, postage prepaid, addressed to his, her or its last known post office address as shown by the stock records of the Corporation or its transfer agent or transmitted by such form of electronic transmission as shall be permitted in the circumstances by law, the Certificate of Incorporation of these Bylaws.

Section 2. Notice to Directors. Any notice required to be given to any Director may be given by any appropriate method and shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such Director.

Section 3. Address Unknown. If the address of a stockholder or Director be unknown, notice to such person may be sent to the principal executive office of the Corporation.

Section 4. Affidavit of Mailing or Transmission. An affidavit of mailing or transmission, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or Director or Directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

ARTICLE XII

AMENDMENTS

These Bylaws may be altered, or amended or new Bylaws may be adopted in the manner provided by Article V of the Certificate of Incorporation.

ARTICLE XIII

MISCELLANEOUS

When used in these Bylaws and when permitted by applicable law, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the DGCL, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail, and “address” shall include the recipient’s electronic address for such purposes.

ARTICLE XIV

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Amended and Restated Certificate of Incorporation of the Corporation, or these Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIV.